Exhibit 10.9

ENGLISH TRANSLATION

Call Option Agreement

THIS CALL OPTION AGREEMENT (“this Agreement”) is entered into by the parties below in Shenzhen on and as of June 8, 2007:

Party A: Noah Education Technology (Shenzhen) Co., Ltd.,

Address: B1002 Tian An Hi-tech Venture Park Building, Chegongmiao, Futian District, Shenzhen

Party B: Xu Dong

ID Card No.: 110108196611048978

Address: A4-4A Cuihai Garden, Qiaoxiang Road, Futian District, Shenzhen

Party C: Tang Benguo

ID Card No.: 110108196509078919

Address: A4-8A Cuihai Garden, Qiaoxiang Road, Futian District, Shenzhen

WHEREAS:

1.	Shenzhen Zhiyuan Noah Internet Technology Co., Ltd. (“Zhiyuan Technology”) is a limited liability company incorporated in accordance with Chinese laws, whose registered address is: B1003 Tian An Hi-tech Venture Park Building, Chegongmiao, Futian District, Shenzhen;

2.	As of the signing date of this Agreement, Party B and Party C hold the 51% and 49% equities of Zhiyuan Technology (“Target Equity”) respectively;

3.	Party B and Party C intends to grant to Party A an option so that Party A or any third party designated by it can purchase all equities held by Party B and/or Party C in Zhiyuan Technology to the extent permitted by Chinese laws and at such a time as it deems appropriate (“Call Option”).

NOW, THEREFORE, through friendly negotiations, all the parties (“Parties”) hereby agree as follows:

1	Granting of Call Option

Party B and Party C hereby irrevocably grant to Party A the following rights:

1.1	Within 10 years after this Agreement becomes effective (“Exercise Term”), to the extent permitted by Chinese laws and regulations then in effect, Party A or any third party designated by it shall have the option to purchase all or part of the Target Equity held by Party B and/or Party C in Zhiyuan Technology at the Exercise Price or a percentage thereof at any time according to the terms and conditions of this Agreement. Party B and Party C agree to sign the equity transfer agreement with Party A or any third party designated by it in the format listed in Annex 1 attached hereto (“Equity Transfer Agreement”).

1.2	At any time during the Exercise Term, to the extent permitted by Chinese laws and regulations then in effect, Party A shall be entitled to request Party B and Party C to transfer all or part of the Target Equity at the Exercise Price to Party A or any third party designated by it.

1.3	Within the Exercise Term, Party A or any third party designated by it shall be entitled to exercise the Call Option under this Agreement in any number of times until all the Target Equity is transferred o Party A or any third party designated by it.

1.4	Subject to laws and after Party A gives an exercise notice (as set forth in Article 4.1 below), Party B and Party C shall unconditionally assist in performing the above procedures, transfer all or part of the Target Equity to Party A or any third party designated by it and help Party A handle the examination & approval, permit, registration, filing and other procedures necessary for such equity transfer.

1.5	Within the Exercise Term, in the event that the possession by Party B and/or Party C of the Target Equity will violate laws and administrative regulations, Party B and/or Party C shall promptly give a written notice to Party A, explaining specific reasons. In this case, Party A will: (1) forthwith exercise the option according to Article 4.1; or (2) designate a suitable third party to purchase all or part of the Target Equity held by Party B and/or Party C at the Exercise Price.

2	Consideration of Call Option

The consideration of the Call Option under this Agreement is RMB 10,000.

3	Confirmation by other Shareholders

When Party A exercises the option, Party B and/or Party C shall ensure that the other shareholders of Zhiyuan Technology approve the equity transfer under this Agreement and waive the preemptive right to purchase the Target Equity.

4	Exercise

4.1	Within the Exercise Term, to the extent permitted by Chinese laws and regulations then in effect, Party A may give an exercise notice (“Exercise Notice”) to Party B and/or Party C, requesting to exercise its Call Option under this Agreement, purchase all or part of the Target Equity held by Party B and/or Party C or transfer the Target Equity to a third party designated by Party A.

4.2	Once Party B and/or Party C receives the Exercise Notice given by Party A according to Article 4.1, Party B and/or Party C shall forthwith:

4.2.1	Sign the equity transfer agreement with Party A and/or any third party designated by Party A pursuant to the requirements of the Exercise Notice and the format in Annex 1 attached hereto;

4.2.2	Amend the articles of association of Zhiyuan Technology with Party A and/or any third party designated by Party A and the other shareholders of Zhiyuan Technology at that time according to the provisions of equity transfer agreement;

4.2.3	Cause the shareholders’ meeting of Zhiyuan Technology to approve the resolutions on the equity transfer under such exercise and the amendment of the articles of association of Zhiyuan Technology;

4.2.4	Together with Party A and/or any third party designated by Party A and all the other shareholders of Zhiyuan Technology at that time, cause Zhiyuan Technology to submit the equity transfer agreement and the amendment of the articles of association of Zhiyuan Technology to relevant examination and approval authorities, and assist in obtaining necessary approval;

4.2.5	Together with Party A and/or any third party designated by Party A and all the other shareholders of Zhiyuan Technology at that time, cause and assist Zhiyuan Technology to handle relevant change registration procedures with its registration authorities; and

4.2.6	Handle all other matters necessary to complete this equity transfer.

5	Exercise Price

The Parties agree that except as otherwise required by applicable laws, the price of the purchase by Party A of all the Target Equity is RMB 1,000,000 (“Exercise Price”). If Party A only purchases part of the Target Equity, the price is determined on a pro-rata basis.

6	Termination of Zhiyuan Technology

Party B and Party C further undertake that they will not take any action that is likely to result in the termination of Zhiyuan Technology within the Exercise Term owing to its bankruptcy, dissolution or closedown based on the law.

7	Representations and Warranties by Party B and Party C

Party B and Party C represent and warrant to Party A that from the effective date of this Agreement through the date of completion of transfer of all the Target Equity to Party A:

7.1	Party B and Party C legally hold the Target Equity.

7.2	Party B and Party C have fully performed the obligations under the articles of association of Zhiyuan Technology and are free of any situation that may affect their legal status as the shareholders of Zhiyuan Technology or any situation that may affect the exercise by Party A of the Call Option under this Agreement.

7.3	Except equity pledge consented to by Party A, any Target Equity held by Party B and Party C is free and clear of any form of security interest or any sequestration, or any dispute, lawsuit, arbitration or any other administrative or judicial enforcement arrangement regarding such equity, and nobody may make any claim against such equity.

7.4	Party B and Party C have disclosed to Party A any and all data or information that may have an adverse material effect upon the ability of Party B and Party C in performing the obligations under this Agreement or upon Party A’s intention of signing this Agreement.

In addition, all representations and warranties made to Party A under the Loan Agreement executed all the parties on June 8, 2007 are incorporated herein.

8	Further Undertakings by Party B and Party C

Party B and Party C undertake to Party A that:

8.1	Within the term of this Agreement, they will take all necessary actions to ensure that Zhiyuan Technology can timely obtain all business licenses and all business licenses remain in force at any time.

8.2	Within the term of this Agreement, without Party A’s prior written consent:

8.2.1	Party B and Party C shall not transfer or otherwise dispose of any Target Equity or set any security interest or other third-party right on any Target Equity;

8.2.2	Party B and Party C shall not approve the increase or decrease of the registered capital of Zhiyuan Technology or its existing shareholders;

8.2.3	Party B and Party C shall not dispose of or cause the management of Zhiyuan Technology to dispose of any assets of Zhiyuan Technology (except those occurring in the normal course of business);

8.2.4	Party B and Party C shall not terminate or cause the management of Zhiyuan Technology to terminate any significant agreement signed by Zhiyuan Technology (significant agreements are to be defined by Party A) or sign any other agreement conflictive with existing significant agreements;

8.2.5	Party B and Party C shall not appoint or remove any executive director or director (if any), supervisor or, other management personnel needing to be appointed and removed by existing shareholders, of Zhiyuan Technology;

8.2.6	Except as compulsorily required by law, without Party A’s consent, Party B and Party C shall not distribute or actually pay any distributable profits, bonus or dividends of Zhiyuan Technology;

8.2.7	Except as compulsorily required by law, Party B and Party C shall approve the amendment of the articles of association of Zhiyuan Technology.

9	Confidentiality

Each party hereto shall keep the contents of this Agreement confidential and without the prior consent of the other party, not disclose to any other person or comment on the contents of this Agreement, provided, however, that this obligation does not apply to any information which is:

1)	disclosed under requirement of relevant laws or stock exchange’s regulations;

2)	already publicly available other than through the fault of the recipient;

3)	disclosed to recipient’s shareholder, accountant, financial consultant, legal adviser or other professional consultant;

4)	disclosed to the potential buyer of recipient or its equity/assets, other investors, debt or equity financier, which shall make the appropriate confidentiality commitments (also subject to Party A’s consent if transferor is not Party A).

10	Defaulting Liabilities

10.1	Any of the following matters is deemed as a breach of this Agreement by Party B and/or Party C:

10.1.1	Party B and/or Party C violate any provision of this Agreement or any representation or warranty made by Party B and/or Party C under this Agreement is seriously erroneous, untrue and incorrect.

10.1.2	Without Party A’s prior written consent, Party B and/or Party C transfers or otherwise assigns or pledges any of its rights under this Agreement.

10.2	In case of any breach or other event by Party B and/or Party C, in addition to the remedies under the laws, Party A may also:

10.2.1	To the extent permitted by Chinese laws then in effect, request Party B and/or Party C to promptly transfer all or part of the Target Equity to Party A or any third party designated by Party A at the Exercise Price;

10.2.2	Immediately take back the borrowing under the Loan Agreement executed with Party B and/or Party C;

10.2.3	Request Party B and/or Party C to compensate all direct and indirect losses, including, but not limited to, fruit arising from the Target Equity as well as all lawyer’s fee, travelling expenses, investigation expenses and other expenses paid for enforcement or to seek remedies).

11	Termination

11.1	At any time within the Exercise Term, Party A may, at its own discretion, give a written notice to Party B and/or Party C to unconditionally terminate this Agreement without undertaking any responsibility.

11.2	At any time within the Exercise Term, Party B and Party C shall not terminate this Agreement unilaterally.

12	Applicable Law and Dispute Resolution

12.1	The formation, validity, interpretation and performance of and settlement of disputes in connection with this Agreement shall be governed by Chinese laws.

12.2	Any dispute arising from or out of the performance of or in connection with this Agreement shall be resolved by the Parties through amicable negotiations. In case no resolution can be reached by the Parties through negotiations within sixty (60) days after either party gives a written notice about such dispute to the other party, either party may refer such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Shenzhen in accordance with CIETAC’s arbitration rules then in effect. The arbitral award shall be final and binding upon the Parties.

13	Miscellaneous

13.1	The annex attached hereto forms an integral part of this Agreement and has the same legal force as this Agreement.

13.2	Anything not covered herein may be resolved by the Parties by signing a supplementary agreement, which shall be deemed as an integral part of this Agreement.

13.3	Neither party shall amend or modify this Agreement without the consent of the other party. This Agreement may not be amended or modified except by a written instrument signed by the Parties after negotiations.

13.4	No failure or delay on the part of Party A to exercise any right or remedy under this Agreement shall be construed as a waiver thereof or preclude Party A from exercising such right or remedy at any time in accordance with this Agreement and/or laws and regulations.

13.5	The invalidity of any provision of this Agreement shall not affect the validity of the remainder of this Agreement.

13.6	Party A may, at any time, transfer all or part of its rights under this Agreement to any third party without requiring the consent of Party B and Party C; without Party A’s consent, Party B and Party C shall not transfer any of their rights and obligations under this Agreement. It shall be guaranteed that following the transfer of the rights under this Agreement, Party A and transferee still perform the relevant obligations under this arrangement.

14	Counterparts and Effectiveness

14.1	This Agreement is executed in six (6) originals, with two (2) ones to be held by any of the Parties. All originals shall have the same legal effect.

14.2	This Agreement shall become effective after it is signed by the Parties or their authorized representatives. Notwithstanding anything to the contrary herein, neither party shall cancel this Agreement, revoke this Agreement or prematurely terminate this Agreement by alleging that this Agreement or any provision thereof is manifestly unfair or violates fairness principle, industry practice or market price or otherwise.

(No text below)

IN WITNESS WHEREOF, the Parties or their duly authorized representatives have executed this Agreement in Shenzhen as of the date first above written.

Party A: Noah Education Technology (Shenzhen) Co., Ltd. (Seal)

Signature:	/s/ Xiao Xianquan
Name:	Xiao Xianquan
Title:

Party B:

Xu Dong

/s/ Xu Dong

Party C:

Tang Benguo

/s/ Tang Benguo

Annex 1: Equity Transfer Agreement

THIS EQUITY TRANSFER AGREEMENT (“this Agreement”) is entered into by the two parties below in          on and as of             :

(1) [    ]

AND

(2) [    ]

WHEREAS:

1.	Transferor holds [ ]% equity of Shenzhen Zhiyuan Noah Internet Technology Co., Ltd. (“Zhiyuan Technology”); and

2.	Transferor agrees to transfer its [ ]% equity in Zhiyuan Technology to Transferee, and Transferee agrees to purchase such equity.

NOW, THEREFORE, through friendly negotiations, both parties hereby enter into this Agreement with respect to equity transfer hereof:

Article 1	Equity Transfer and Closing

1.1	Both parties that Transferor transfers its [ ]% equity in Zhiyuan Technology to Transferee subject to the terms and conditions of this Agreement. Party B agrees to purchase the equity transferred by Party A.

1.2	The closing date of the equity transfer above is the date when the industrial and commercial change registration of Zhiyuan Technology is completed. As from equity closing date, the [ ]% equity held by Transferor in Zhiyuan Technology is transferred to Transferee, and Transferee enjoys the rights of the shareholder of Zhiyuan Technology and undertakes the obligations of shareholder on the basis of its 100% equity.

Article 2	Transfer Price

2.1	Both parties agree that equity transfer price is RMB [ ] and shall be paid within days after the signing of this Agreement.

Article 3	Taxes and Expenses

Each party shall bear all the applicable taxes, expenses and costs (including the reasonable expenses and costs in connection with its lawyer, accountant and other expert) arising from its negotiation, preparation and execution of this Agreement and the obtaining of all approvals necessary for this Agreement.

Article 4	Dispute Resolution

Any dispute arising in connection with this Agreement shall be resolved by Transferor and Transferee through amicable negotiations. In case no resolution can be reached within thirty (30) days after negotiations start, either party may refer such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Shenzhen in accordance with CIETAC’s arbitration rules then in effect. The arbitral award shall be final and binding upon both parties.

Article 5	Miscellaneous

This Agreement is executed in Chinese in [six] copies, with two copies to be held by each of Transferor and Transferee, one copy to be submitted to the original industrial and commercial registration authorities of Zhiyuan Technology for the recording and one copy to be submitted to notary public office for notarization (if needed). All copies shall have the same legal effect.

[ ]	[ ]
Authorized representative (signature):	Authorized representative (signature):

Name:	Name: